As filed with the Securities and Exchange Commission on January 23, 2001


                                                      Registration No. 333-83635
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------



                           AMENDMENT NO. 7 TO FORM S-3


             Registration Statement Under The Securities Act of 1933

                                   ----------

                          PSE&G Transition Funding LLC
                             (Issuer of Securities)
       (Exact name as specified in registrant's Certificate of Formation)

            Delaware                                             22-3672053
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          PSE&G Transition Funding LLC
                               80 Park Plaza, T-4D
                            Newark, New Jersey 07102
                                 (973) 297-2227
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------


         James T. Foran                                   Robert E. Busch
Vice President and General Counsel                       President, Chief
      80 Park Plaza, T-5B                              Financial Officer and
    Newark, New Jersey 07102                        Principal Accounting Officer
         (973) 430-6131                                 80 Park Plaza, T-8E
                                                       Newark, New Jersey 07102
                                                            (973) 430-7761

            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)

                                   ----------

                                   Copies to:

          Christopher J. Kell                            Eric D. Tashman
Skadden, Arps, Slate, Meagher & Flom LLP                 Brown & Wood LLP
           Four Times Square                          555 California Street
       New York, New York 10036                  San Francisco, California 94104
           (212) 735-2160                                (415) 772-1200

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                                  Proposed
                                  Amount         Maximum          Maximum         Amount of
         Title of                  to be      Offering Price      Aggregate      Registration
Securities to be Registered     Registered     Per Unit(1)    Offering Price(1)     Fee(2)
---------------------------------------------------------------------------------------------

Transition Bonds              $2,525,000,000       100%         $2,525,000,000     $631,278

=============================================================================================


(1)   Estimated solely for the purpose of calculating the registration fee.


(2)   Previously paid.


      The registrant hereby amends this Registration Statement on any date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on a date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

      This Pre-Effective Amendment No. 7 to Form S-3 Registration Statement for file no. 333-83635, which is referred to in this document as the Registration Statement, is being filed for the purpose of filing the expenses of issuance and distribution which is required in Item 14 of this Registration Statement, as well as to file the following exhibits:

Exhibit No.         Description
-----------         -----------

1.1                 Form of Underwriting Agreement;
4.1.1 Form of Amended and Restated Limited Liability Company Agreement of PSE&G Transition Funding LLC;
4.2.1 Form of Amended and Restated Certificate of Formation of PSE&G Transition Funding LLC;
4.3                 Form of Indenture;
4.4                 Form of Transition Bonds;
10.1                Form of Sale Agreement;
10.2                Form of Servicing Agreement;
23.1.1              Consent of Skadden, Arps, Slate, Meagher & Flom LLP; and
27.1                Financial Data Schedule.

The expenses of issuance and distribution and the exhibits listed above were not included in Amendment No. 6 to the Registration Statement.

                                     PART II

Item 14. Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.



      Registration Fee ...........................................    $  631,278
                                                                      ----------

      Printing and Engraving Expenses ............................    $  150,000
                                                                      ----------
      Trustee's Fees and Expenses ................................    $   22,500
                                                                      ----------
      Legal Fees and Expenses ....................................    $4,800,000
                                                                      ----------
      Blue Sky Fees and Expenses .................................    $   10,000
                                                                      ----------
      Accountants' Fees and Expenses .............................    $   45,000
                                                                      ----------
      Rating Agency Fees .........................................    $  470,000
                                                                      ----------
      Miscellaneous Fees and Expenses ............................    $  171,222
                                                                      ----------


                                                                      ----------
      Total ......................................................    $6,300,000
                                                                      ==========


Item 15. Indemnification of Members and Managers

      Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

      The limited liability company agreement, referred to as the LLC Agreement, of PSE&G Transition Funding LLC provides that, to the fullest extent permitted by law, PSE&G Transition Funding LLC shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.

Item 16. Exhibits

Exhibit No.    Description
-----------    -----------

1.1            Form of Underwriting Agreement.

4.1            Limited Liability Company Agreement of PSE&G Transition Funding
               LLC.**

4.1.1 Form of Amended and Restated Limited Liability Company Agreement of PSE&G Transition Funding LLC.

4.2            Certificate of Formation of PSE&G Transition Funding LLC.**

4.2.1 Form of Amended and Restated Certificate of Formation of PSE&G Transition Funding LLC.
4.3            Form of Indenture.
4.4            Form of Transition Bonds.

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to legality of the Transition Bonds.**
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to material federal income tax matters.**

8.2 Opinion of Wilentz, Goldman & Spitzer, P.C. with respect to material State of New Jersey tax matters.**
10.1           Form of Sale Agreement.
10.2           Form of Servicing Agreement.

10.3 Petition of PSE&G to the State of New Jersey Board of Public Utilities, dated June 8, 1999.**
10.4           Financing Order of the BPU issued September 17, 1999.**

23.1.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (certain of which are included in its opinions filed as Exhibits 5.1 and 8.1).
23.1.2 Consent of Wilentz, Goldman & Spitzer, P.C. (included in its opinion filed as Exhibit 8.2).**
23.2           Consent of Deloitte & Touche LLP.**
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.**
27.1           Financial Data Schedule.

99.1           Final BPU restructuring order issued August 24, 1999.**
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.**


----------
**    Previously filed.


Item 17. Undertakings

      The undersigned Registrant on behalf of PSE&G Transition Funding LLC (the "issuer") hereby undertakes as follows:


      a. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in this information in the registration statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each relevant post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering hereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the issuer that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

      d. That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

      e. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

      f. The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on January 23, 2001.



                                                PSE&G TRANSITION FUNDING LLC

                                                By:   /s/ Morton A. Plawner
                                                --------------------------------
                                                   Name:  Morton A. Plawner
                                                   Title: Manager

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         January 23, 2001                               /s/ Robert E. Busch
         ----------------                        -------------------------------
              Date                               Name:  Robert E. Busch
                                                 Title: Manager, Chief Executive
                                                        Officer, Chief Financial
                                                        Officer and Principal
                                                        Accounting Officer

         January 23, 2001                               /s/ Morton A. Plawner
         ----------------                        -------------------------------
              Date                               Name:  Morton A. Plawner
                                                 Title: Manager, Vice-President
                                                        and Treasurer

         January 23, 2001                               /s/ R. Edwin Selover
         ----------------                        -------------------------------
              Date                               Name:  R. Edwin Selover
                                                 Title: Manager

                                INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

1.1            Form of Underwriting Agreement.

4.1            Limited Liability Company Agreement of PSE&G Transition Funding
               LLC.**

4.1.1 Form of Amended and Restated Limited Liability Company Agreement of PSE&G Transition Funding LLC.

4.2            Certificate of Formation of PSE&G Transition Funding LLC.**

4.2.1 Form of Amended and Restated Certificate of Formation of PSE&G Transition Funding LLC.
4.3            Form of Indenture.
4.4            Form of Transition Bonds.

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to legality of the Transition Bonds.**
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to material federal income tax matters.**

8.2 Opinion of Wilentz, Goldman & Spitzer, P.C. with respect to material State of New Jersey tax matters.**
10.1           Form of Sale Agreement.
10.2           Form of Servicing Agreement.

10.3 Petition of PSE&G to the State of New Jersey Board of Public Utilities, dated June 8, 1999.**
10.4           Financing Order of the BPU issued September 17, 1999.**

23.1.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (certain of which are included in its opinions filed as Exhibits 5.1 and 8.1).
23.1.2 Consent of Wilentz, Goldman & Spitzer, P.C. (included in its opinion filed as Exhibit 8.2).**
23.2           Consent of Deloitte & Touche LLP.**
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.**
27.1           Financial Data Schedule.

99.1           Final BPU restructuring order issued August 24, 1999.**
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.**


----------
**    Previously filed.